EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-159171) and Form S-8 (Nos. 333-118260, 333-104083, 333-55820, 333-31636 and 333-52661) of Mettler-Toledo International Inc. of our report dated February 8, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ Pricewaterhousecoopers LLP
PricewaterhouseCoopers LLP
Columbus, Ohio
February 8, 2013